CONSULTING AGREEMENT

This Agreement is made as of this February 5, 2002, by and between Nantucket Industries, Inc. ("the Company"), a corporation duly organized and existing under the laws of Delaware, with offices at 45 Ludlow Street, Suite 602, Yonkers, New York 10705 and Westminster Holdings Ltd. ("the Consultant"), a corporation duly organized and existing under the laws of New York, with offices at 75 Maiden Lane, New York, New York.

WHEREAS, the Company is engaged in the business of distributing and dispensing custom hearing aids, and presently has its common stock quoted on the OTC Bulletin Board.

WHEREAS, the Consultant provides management and business strategy consulting services hereinafter listed.

WHEREAS, the Company wishes to retain the services of the Consultant on the following terms and conditions:

1. The Company hereby retains the services of the Consultants for a period of two (2) years terminating on February 4, 2004. In exchange for the Consulting Services (as that term is defined herein), the Consultant shall receive 1,200,000 shares of the common stock of Nantucket Industries, Inc. Such shares shall be restricted in accordance with Rule 144 of the 1933 Securities Act. In addition, notwithstanding Rule 144, 600,000 of the 1,200,000 shares shall be restricted for a two year period from the date of issuance. The parties agree that the Company shall notify the transfer agent of such two year restriction. Such shares shall not have any piggyback registration rights, demand or otherwise, unless otherwise agreed to be the parties.

2.   The Consultant shall, employing its best efforts, assist the Company by:

(a)  providing management and acquisition strategy services;

(b) analyzing and assessing for the Company alternatives for raising capital, including the use of private and public offerings of the securities of the Company;

(c) providing the Company with recommendations, review of documents and other advice relating to selection and potential engagement of legal counsel and accountants;

(d)  reviewing and advising the Company in regard to shareholder relations.

3. The Consultant shall be independent contractors and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude consultants from pursuing other consulting or design and development projects.

4. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

5. The Company and its present and future subsidiaries jointly and severally, agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which such Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement if such act or omission did not violate the provisions of Section 4 of this Agreement. So long as the Company has not provided counsel to the Indemnified Party in accordance with the terms of this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorney's fees and expenses), subject to any understanding from such Indemnified Party to repay the Company or its subsidiaries if it is ultimately determined that such Indemnified Party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any Indemnified Party, it shall notify the Company within twenty (20) days after the Indemnified Party receives notice of such action, suit or such threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such Indemnified

Party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to such Indemnified Party, then the Company shall have the right to appoint alternative counsel for such Indemnified Party reasonably acceptable to such Indemnified Party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Indemnified Party, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No indemnified Party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonable withheld.

6. This Agreement shall be binding upon the Company and the Consultant and their successors and assigns and shall supercede any prior agreement or contracts between the parties and/or affiliates of the Consultant.

7. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

8. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

9. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

10. The Parties agree that should any dispute arise in the administration of this Agreement, that the agreement shall be governed and construed by the Laws of the State of New York.

11. This Agreement contains the entire agreement between the Parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the Parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.


NANTUCKET INDUSTRIES, INC.                WESTMINSTER HOLDINGS LTD.



BY: /s/ John H. Treglia                   BY: /s/
--------------------------------          --------------------------
        JOHN H. TREGLIA
        President